Exhibit 99.1

Investor Contact Stephen Pettibone 203-351-3500

Media Contact KC Kavanagh 866-478-2777	One StarPoint Stamford, CT 06902 United States

STARWOOD REPORTS FIRST QUARTER

2015 RESULTS

STAMFORD, Conn. (April 29, 2015) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported first quarter 2015 financial results.

First Quarter 2015 Highlights

•	Excluding special items, EPS from continuing operations was $0.65. Including special items, EPS from continuing operations was $0.58.

•	Adjusted EBITDA was $274 million.

•	Excluding special items, income from continuing operations was $110 million. Including special items, income from continuing operations was $99 million.

•

Worldwide Systemwide REVPAR for Same-Store Hotels increased 5.2% in constant dollars (1.9% in actual dollars) compared to 2014. Systemwide REVPAR for Same-Store Hotels in North America increased 6.8% in constant dollars (5.8% in actual dollars).

•	Management fees, franchise fees and other income decreased 3.2% compared to 2014. Core fees increased 1.6% compared to 2014.

•	Earnings from Starwood’s vacation ownership and residential business increased approximately $4 million compared to 2014.

•	During the quarter, the Company signed 33 hotel management and franchise contracts, representing approximately 6,000 rooms, and opened 20 hotels and resorts with approximately 3,200 rooms.

•	During the quarter, the Company paid a quarterly dividend of $0.375 per share and repurchased 1.6 million shares at a total cost of $123 million and a weighted average price of $78.29 per share.

•	On April 16, 2015, the Company introduced Tribute Portfolio, its tenth brand and second collection of independent hotels.

First Quarter 2015 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the first quarter of 2015 of $0.58 compared to $0.71 in the first quarter of 2014. Excluding special items, EPS from continuing operations was $0.65 for the first quarter of 2015 compared to $0.63 in the first quarter of 2014.

Special items in the first quarter of 2015, which totaled a charge of $11 million (after-tax), included restructuring and other special charges totaling $31 million (pre-tax), partially offset by a pre-tax gain of $18 million primarily related to the sale of a minority partnership interest in a hotel. Special items in the first quarter of 2014 totaled a benefit of $14 million (after-tax). Excluding special items, the effective income tax rate in the first quarter of 2015 was 32.5% compared to 32.2% in the first quarter of 2014.

Income from continuing operations was $99 million in the first quarter of 2015, compared to $136 million in the first quarter of 2014. Excluding special items, income from continuing operations was $110 million in the first quarter of 2015 compared to $122 million in the first quarter of 2014.

Net income was $99 million and $0.58 per share in the first quarter of 2015, compared to $137 million and $0.72 per share in the first quarter of 2014.

Adam Aron, CEO on an interim basis, said, “In the first quarter, our overall results were ahead of our expectations, and with the actions we are taking to improve our performance going forward, we are modestly increasing our guidance range for both Adjusted EBITDA and EPS excluding special items for full year 2015.

“Looking ahead, we are taking meaningful steps to accelerate the pace of our growth. The recent launch of our tenth brand – Tribute Portfolio – is just one of several key initiatives that we will be launching in the near term as we look to expand our footprint and better serve our guests. At the same time, we are actively working to increase our operational efficiency – with a special focus on reducing costs and more smartly deploying our resources – to become a leaner and more competitive partner for our hotel owners.”

First Quarter 2015 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 5.2% in constant dollars (1.9% in actual dollars) compared to the first quarter of 2014. International Systemwide REVPAR for Same-Store Hotels increased 3.3% in constant dollars (decreased 2.7% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	6.8%	5.8%
Latin America	4.7%	4.7%
Asia Pacific:
Greater China	0.4%	(1.8)%
Rest of Asia	5.7%	0.1%
Europe, Africa & Middle East:
Europe	5.1%	(10.5)%
Africa & Middle East	0.8%	(1.8)%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	5.4%	2.0%
W Hotels	6.5%	4.2%
Westin	7.4%	4.2%
Sheraton	3.0%	(0.3)%
Le Méridien	2.6%	(3.0)%
Four Points by Sheraton	5.7%	2.1%
Aloft	15.2%	13.8%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 70 basis points compared to 2014. International gross operating profit margins for Same-Store Company-Operated properties increased approximately 50 basis points. North American Same-Store Company-Operated gross operating profit margins increased approximately 100 basis points.

Management fees, franchise fees and other income were $240 million, down $8 million, or 3.2% compared to the first quarter of 2014. Core fees, which were negatively impacted by foreign exchange rates, increased 1.6% to $191 million. Other management and franchise revenues decreased 15.1% or $8 million, primarily due to a significant termination fee in the prior year associated with the exit of one hotel from the system.

Development

During the first quarter of 2015, the Company signed 33 hotel management and franchise contracts, representing approximately 6,000 rooms, of which 28 are new builds and five are conversions from other brands. At March 31, 2015, the Company had approximately 490 hotels in the active pipeline representing approximately 110,000 rooms.

During the first quarter of 2015, 20 new hotels and resorts (representing approximately 3,200 rooms) entered the system, including Royal Palm South Beach Miami, now a Tribute Portfolio hotel (Florida, 393 rooms), Le Méridien Gurgaon, Delhi NCR (India, 285 rooms), The St. Regis Istanbul (Turkey, 118 rooms), Sheraton McKinney Hotel (Texas, 187 rooms), and Aloft New Orleans Downtown (Louisiana, 188 rooms). During the quarter, six properties (representing approximately 1,300 rooms) were removed from the system.

Owned Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 8.4% in constant dollars (2.8% in actual dollars) when compared to 2014. REVPAR at Starwood Same-Store Owned Hotels in North America increased 7.6% in constant dollars (5.0% actual dollars). Internationally, Starwood Same-Store Owned Hotel REVPAR increased 9.7% in constant dollars (decreased 0.6% in actual dollars).

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 9.0% in constant dollars (3.4% in actual dollars) while costs and expenses increased 8.2% in constant dollars (2.1% in actual dollars) when compared to 2014. Margins at these hotels increased approximately 110 basis points compared to 2014.

Revenues at Starwood Same-Store Owned Hotels in North America increased 8.5% in constant dollars (5.9% in actual dollars) while costs and expenses increased 6.6% in constant dollars (3.9% in actual dollars) when compared to 2014. Margins at these hotels increased approximately 140 basis points compared to 2014.

Internationally, revenues at Starwood Same-Store Owned Hotels increased 10.0% in constant dollars (decreased 0.9% in actual dollars) while costs and expenses increased 10.7% in constant dollars (decreased 0.9% in actual dollars) when compared to 2014. Margins at these hotels remained flat compared to 2014.

Revenues at Owned Hotels, which were negatively impacted by asset sales since the first quarter of 2014, were $316 million, compared to $364 million in 2014. Expenses at Owned Hotels were $262 million compared to $301 million in 2014.

Vacation Ownership

Total vacation ownership revenues increased 17.0% to $186 million in the first quarter of 2015 when compared to 2014 primarily due to the timing of deferred revenues and an increase in revenues from resort operations. Originated contract sales of vacation ownership intervals decreased 1.2% when compared to 2014, due to the average price per vacation ownership unit sold decreasing 2.1% to approximately $16,400, partially offset by a 1.5% increase in the number of contracts signed.

Residential

During the first quarter of 2015, the Company’s residential revenues were $1 million compared to $15 million in the prior year as the St. Regis Bal Harbour residential project sold out in early 2014.

Selling, General, Administrative and Other

During the first quarter of 2015, selling, general, administrative and other expenses (“SG&A”) decreased 4.2% to $91 million compared to $95 million in 2014 primarily due to cost containment efforts, the impact of foreign exchange, and the timing of expenses.

Capital

Gross capital spending during the quarter included approximately $30 million of maintenance capital and $34 million of development capital.

Restructuring and Other Special Charges

During the first quarter of 2015, the Company recorded $8 million in restructuring costs associated with severance and $23 million of other special charges. Other special charges primarily consist of a $7 million severance charge associated with the resignation of the Company’s prior President and Chief Executive Officer, the establishment of a $6 million reserve related to potential liabilities assumed in connection with the 2005 acquisition of Le Méridien, and $6 million of costs associated with the planned spin-off of the Company’s vacation ownership business.

Dividend

On February 9, 2015, the Company declared a regular quarterly dividend of $0.375 per share, which was paid on March 26, 2015. The total dividends paid in the first quarter of 2015 were approximately $64 million.

Share Repurchases

In the first quarter of 2015, the Company repurchased 1.6 million shares at a total cost of approximately $123 million and a weighted average price of $78.29 per share. As of March 31, 2015, approximately $706 million remained under the Company’s share repurchase authorization.

Balance Sheet

At March 31, 2015, the Company had gross debt of $2.5 billion, cash and cash equivalents of $623 million (including $50 million of restricted cash) and net debt of $1.9 billion, compared to net debt of $1.7 billion as of December 31, 2014, in each case excluding debt and restricted cash associated with securitized vacation ownership notes receivable. Net debt at March 31, 2015, including $229 million of debt and $12 million of restricted cash associated with securitized vacation ownership notes receivable, was $2.1 billion.

Outlook

•

The following outlook assumes the planned spin-off of the vacation ownership business occurs on December 31, 2015. Transaction costs related to the planned spin-off are not included in full year SG&A guidance.

•

Shifts in exchange rates since 2014 will negatively impact full year earnings by approximately $45 million ($10 million additional impact since we provided our last outlook) if exchange rates stay at current levels.

•	Shifts in exchange rates since the second quarter of 2014 will negatively impact second quarter 2015 earnings by approximately $15 million if exchange rates stay at current levels.

For the full year 2015:

•	Adjusted EBITDA is expected to be approximately $1.185 billion to $1.210 billion (based on the assumptions below).

•	REVPAR increases at Same-Store Systemwide Hotels Worldwide of 5% to 7% in constant dollars (approximately 450 basis points lower in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 750 basis points lower in actual dollars at current exchange rates).

•	Margins at Same-Store Owned Hotels Worldwide increase 25 to 75 basis points.

•	Core fees increase approximately 3% to 5%.

•	Management fees, franchise fees and other income are expected to be approximately flat.

•	Earnings from the Company’s vacation ownership and residential business of approximately $150 million to $160 million.

•

SG&A decreases approximately 1% to 3%. Full year SG&A reflects the favorable impact of the implementation of a cost reduction plan that is expected to commence in the second quarter of 2015, foreign exchange, and other operational efficiencies. Run-rate SG&A savings from the cost reduction plan are expected to be approximately $25 million on an annual basis.

•

Significant non-recurring items in 2014 Adjusted EBITDA include $35 million related to five large one-time termination fees received by the Company and $11 million from the St. Regis Bal Harbour residential project, which is sold out.

•	Depreciation and amortization is expected to be approximately $315 million.

•	Interest expense is expected to be approximately $135 million.

•	Full year effective tax rate is expected to be approximately 32%, and cash taxes from operating earnings are expected to be approximately $130 million.

•	EPS before special items is expected to be approximately $2.94 to $3.04 (based on the assumptions above).

•

Cash flow from operations is expected to be approximately $850 million to $950 million (based on the assumptions above). Cash flow from operations includes vacation ownership investment in inventory expected to be approximately $160 million which includes approximately $80 million related to the development of the Westin Nanea Ocean Villas, the third phase of the Westin Ka’anapali Ocean Resort Villas.

•

Full year capital expenditures (excluding vacation ownership inventory) are expected to be approximately $200 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $200 million.

For the three months ended June 30, 2015:

•	Adjusted EBITDA is expected to be approximately $290 million to $300 million (based on the assumptions below).

•	REVPAR increases at Same-Store Systemwide Hotels Worldwide of 5% to 7% in constant dollars (approximately 525 basis points lower in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 1000 basis points lower in actual dollars at current exchange rates).

•	Core fees are expected to be approximately flat.

•	Management fees, franchise fees and other income are expected to be approximately flat to down 2%.

•	Earnings from the Company’s vacation ownership and residential business of approximately $40 million to $45 million.

•	EPS is expected to be approximately $0.70 to $0.74 (based on the assumptions above).

Special Items

The Company’s special items netted to a pre-tax charge of $13 million ($11 million charge after-tax) in the first quarter of 2015 compared to a pre-tax charge of $36 million ($14 million benefit after-tax) in the same period of 2014.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

	Three Months Ended March 31,
	2015	2014
Income from continuing operations before special items	$110	$122

EPS before special items	$0.65	$0.63

Special Items
Restructuring and other special charges, net (a)	(31)	—
Gain (loss) on asset dispositions and impairments, net (b)	14	(36)
Gain on sale of a unconsolidated joint venture hotel (c)	4	—

Total special items – pre-tax	(13)	(36)
Income tax expense for special items (d)	—	(2)
Income tax benefit – other non-recurring items (e)	2	52

Total special items – after-tax	(11)	14

Income from continuing operations	$99	$136

EPS including special items	$0.58	$0.71

a)	During the three months ended March 31, 2015, the net charge relates to $15 million in severance costs, including $7 million associated with the resignation of the Company’s former CEO, the establishment of a $6 million reserve related to potential liabilities assumed in connection with the 2005 acquisition of Le Méridien, and $6 million in costs associated with the planned spin-off of the vacation ownership business.

b)	During the three months ended March 31, 2015, the net benefit primarily relates to the sale of a minority partnership interest in a hotel. During the three months ended March 31, 2014, the net loss primarily relates to the impairment of two hotels, one of which was sold subject to a long-term franchise contract and the other of which represents a leased hotel that was converted to a managed hotel. In addition, during the three months ended March 31, 2014, the Company recorded an impairment charge associated with one of its foreign unconsolidated joint ventures.

c)	During the three months ended March 31, 2015, the net benefit relates to a gain recognized on the sale of a hotel by a joint venture in which the Company holds a minority interest. This gain is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of income.

d)	During the three months ended March 31, 2014, the net charge primarily relates to tax charges on the pre-tax special items.

e)	During the three months ended March 31, 2015, the net benefit primarily relates to a change in tax reserves. During the three months ended March 31, 2014, the net benefit primarily relates to the settlement of a foreign tax audit.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Starwood will be conducting a conference call to discuss the first quarter financial results at 1:00 p.m. Eastern Daylight Time today, available via webcast on the Company’s website at http://www.starwoodhotels.com/corporate/about/investor/earnings.html. A webcast replay will be available on the corporate website a few hours after the live event on Wednesday, April 29 and will run for one year. Alternatively, participants may dial into the live call at (866) 921-0636 with conference ID 17589434. Outside the U.S., participants may dial into the live call at (706) 758-8764. Please dial in fifteen minutes early to ensure a timely start. A call replay will be available a few hours after the live event on Wednesday, April 29 and will run for one week; the call replay can be accessed by dialing (855) 859-2056 with conference ID 17589434. Outside the U.S., the call replay can be accessed at (404) 537-3406.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests). All references to net capital expenditures mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring and other special charges (credits) and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Owned or Owned Hotels reflect the Company’s owned, leased, and consolidated joint venture hotels. All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s Owned and managed hotels. References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s Owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees. All references to core fees represent total management and franchise fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 1,200 properties in some 100 countries and over 180,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, element® and the recently introduced Tribute Portfolio™. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood recently announced plans to spin off its vacation ownership business, a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands, into a standalone public company by the end of 2015. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. There can be no assurance as to the development of future hotels in the Company’s pipeline or additional vacation ownership units. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

	Three Months Ended March 31,
	2015	2014	% Variance
Revenues
Owned, leased and consolidated joint venture hotels	$316	$364	(13.2)
Vacation ownership and residential sales and services	187	174	7.5
Management fees, franchise fees and other income	240	248	(3.2)
Other revenues from managed and franchised properties (a)	672	672	—

	1,415	1,458	(2.9)
Costs and Expenses
Owned, leased and consolidated joint venture hotels	262	301	13.0
Vacation ownership and residential	137	128	(7.0)
Selling, general, administrative and other	91	95	4.2
Restructuring and other special charges, net	31	—	n/m
Depreciation	62	60	(3.3)
Amortization	7	8	12.5
Other expenses from managed and franchised properties (a)	672	672	—

	1,262	1,264	0.2
Operating income	153	194	(21.1)
Equity earnings and gains from unconsolidated ventures, net	15	9	66.7
Interest expense, net of interest income of $1 and $1	(31)	(23)	(34.8)
Gain (loss) on asset dispositions and impairments, net	14	(36)	n/m

Income from continuing operations before taxes and noncontrolling interests	151	144	4.9
Income tax expense	(52)	(8)	n/m

Income from continuing operations	99	136	(27.2)
Discontinued Operations:
Gain on dispositions, net of tax	—	1	(100.0)

Net income attributable to Starwood	$99	$137	(27.7)

Earnings Per Share – Basic
Continuing operations	$0.59	$0.71	(16.9)
Discontinued operations	—	0.01	(100.0)

Net income	$0.59	$0.72	(18.1)

Earnings Per Share – Diluted
Continuing operations	$0.58	$0.71	(18.3)
Discontinued operations	—	0.01	(100.0)

Net income	$0.58	$0.72	(19.4)

Weighted average number of shares	170	190

Weighted average number of shares assuming dilution	171	192

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$573	$935
Restricted cash	59	84
Accounts receivable, net of allowance for doubtful accounts of $66 and $63	685	661
Inventories	242	236
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $4 and $4	46	47
Deferred income taxes	163	199
Prepaid expenses and other	169	159

Total current assets	1,937	2,321
Investments	202	214
Plant, property and equipment, net	2,487	2,568
Assets held for sale, net	69	79
Goodwill and intangible assets, net	1,922	1,943
Deferred income taxes	571	596
Other assets (a)	731	711
Securitized vacation ownership notes receivable, net	210	227

Total assets	$8,129	$8,659

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$297	$297
Accounts payable	107	101
Current maturities of long-term securitized vacation ownership debt	65	73
Accrued expenses	1,290	1,307
Accrued salaries, wages and benefits	325	416
Accrued taxes and other	243	256

Total current liabilities	2,327	2,450
Long-term debt (b)	2,231	2,398
Long-term securitized vacation ownership debt	164	176
Deferred income taxes	33	38
Other liabilities	2,032	2,069

Total liabilities	6,787	7,131

Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; 171,808,011 and 172,694,299 shares outstanding at March 31, 2015 and December 31, 2014, respectively	2	2
Additional paid-in capital	59	47
Accumulated other comprehensive loss	(618)	(508)
Retained earnings	1,896	1,984

Total Starwood stockholders’ equity	1,339	1,525
Noncontrolling interests	3	3

Total equity	1,342	1,528

Total liabilities and equity	$8,129	$8,659

(a)	Includes restricted cash of $3 million and $3 million at March 31, 2015 and December 31, 2014, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $197 million and $200 million at March 31, 2015 and December 31, 2014, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

	Three Months Ended March 31,
	2015	2014	% Variance
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$99	$137	(27.7)
Interest expense (a)	35	27	29.6
Income tax (benefit) expense (b)	52	7	n/m
Depreciation (c)	68	66	3.0
Amortization (d)	7	8	(12.5)

EBITDA	261	245	6.5
(Gain) loss on asset dispositions and impairments, net	(14)	36	n/m
Restructuring and other special charges, net	31	—	n/m
Gain on sale of a unconsolidated joint venture hotel (e)	(4)	—	n/m

Adjusted EBITDA	$274	$281	(2.5)

(a)	Includes $3 million of Starwood’s share of interest expense from unconsolidated joint ventures for both the three months ended March 31, 2015 and 2014.
(b)	Includes $0 million and $(1) million of tax benefits recorded in discontinued operations for the three months ended March 31, 2015 and 2014, respectively.
(c)	Includes $6 million of Starwood’s share of depreciation expense from unconsolidated joint ventures for both the three months ended March 31, 2015 and 2014.
(d)	Includes $0 million of Starwood’s share of amortization expense from unconsolidated joint ventures for both the three months ended March 31, 2015 and 2014.
(e)	The gain on sale is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of income.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended March 31, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$10	3.4
Impact of changes in foreign exchange rates	16	5.6

Revenue increase/(decrease) in constant dollars	$26	9.0

Expense
Expense increase/(decrease) (GAAP)	$5	2.1
Impact of changes in foreign exchange rates	15	6.1

Expense increase/(decrease) in constant dollars	$20	8.2

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels North America

(In millions)

	Three Months Ended March 31, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$11	5.9
Impact of changes in foreign exchange rates	5	2.6

Revenue increase/(decrease) in constant dollars	$16	8.5

Expense
Expense increase/(decrease) (GAAP)	$6	3.9
Impact of changes in foreign exchange rates	4	2.7

Expense increase/(decrease) in constant dollars	$10	6.6

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels International

(In millions)

	Three Months Ended March 31, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$(1)	(0.9)
Impact of changes in foreign exchange rates	11	10.9

Revenue increase/(decrease) in constant dollars	$10	10.0

Expense
Expense increase/(decrease) (GAAP)	$(1)	(0.9)
Impact of changes in foreign exchange rates	11	11.6

Expense increase/(decrease) in constant dollars	$10	10.7

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Three Months Ended June 30, 2015		Year Ended December 31, 2015
$120	Net income	$489
34	Interest expense	135
56	Income tax expense	233
80	Depreciation and amortization	315

290	EBITDA	1,172
—	Gain on asset dispositions and impairments, net	(14)
—	Gain on sale of a unconsolidated joint venture hotel	(4)
—	Restructuring and other special charges, net	31

$290	Adjusted EBITDA	$1,185

Three Months Ended June 30, 2015		Year Ended December 31, 2015
$120	Income from continuing operations before special items	$500

$0.70	EPS before special items	$2.94

	Special Items
—	Restructuring and other special charges, net	(31)
—	Gain on asset dispositions and impairments, net	14
—	Gain on sale of a unconsolidated joint venture hotel	4

—	Total special items – pre-tax	(13)
—	Income tax expense on special items	—
—	Income tax benefit – other non-recurring items	2

—	Total special items – after-tax	(11)

$120	Income from continuing operations	$489

$0.70	EPS including special items	$2.87

	High Case

Three Months Ended June 30, 2015		Year Ended December 31, 2015
$126	Net income	$506
34	Interest expense	135
60	Income tax expense	241
80	Depreciation and amortization	315

300	EBITDA	1,197
—	Gain on asset dispositions and impairments, net	(14)
—	Gain on sale of a unconsolidated joint venture hotel	(4)
—	Restructuring and other special charges, net	31

$300	Adjusted EBITDA	$1,210

Three Months Ended June 30, 2015		Year Ended December 31, 2015
$126	Income from continuing operations before special items	$517

$0.74	EPS before special items	$3.04

	Special Items
—	Restructuring and other special charges, net	(31)
—	Gain on asset dispositions and impairments, net	14
—	Gain on sale of a unconsolidated joint venture hotel	4

—	Total special items – pre-tax	(13)

—	Income tax expense on special items	—
—	Income tax benefit – other non-recurring items	2

—	Total special items – after-tax	(11)

$126	Income from continuing operations	$506

$0.74	EPS including special items	$2.97

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

	Three Months Ended March 31,
Same-Store Owned Hotels Worldwide	2015	2014	% Variance
Revenue
Same-Store Owned Hotels (a)	$300	$290	3.4
Hotels Sold or Closed in 2015 and 2014	—	50	(100.0)
Hotels Without Comparable Results	12	18	(33.3)
Other ancillary hotel operations	4	6	(33.3)

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$316	$364	(13.2)

Costs and Expenses
Same-Store Owned Hotels (a)	$248	$243	(2.1)
Hotels Sold or Closed in 2015 and 2014	—	38	100.0
Hotels Without Comparable Results	11	14	21.4
Other ancillary hotel operations	3	6	50.0

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$262	$301	13.0

	Three Months Ended March 31,
Same-Store Owned Hotels North America	2015	2014	% Variance
Revenue
Same-Store Owned Hotels (a)	$196	$185	5.9
Hotels Sold or Closed in 2015 and 2014	—	13	(100.0)
Hotels Without Comparable Results	1	1	—
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$197	$199	(1.0)

Costs and Expenses
Same-Store Owned Hotels (a)	$155	$149	(3.9)
Hotels Sold or Closed in 2015 and 2014	—	10	100.0
Hotels Without Comparable Results	1	2	50.0
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$156	$161	3.1

	Three Months Ended March 31,
Same-Store Owned Hotels International	2015	2014	% Variance
Revenue
Same-Store Owned Hotels (a)	$104	$105	(0.9)
Hotels Sold or Closed in 2015 and 2014	—	37	(100.0)
Hotels Without Comparable Results	11	17	(35.3)
Other ancillary hotel operations	4	6	(33.3)

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$119	$165	(27.9)

Costs and Expenses
Same-Store Owned Hotels (a)	$93	$94	0.9
Hotels Sold or Closed in 2015 and 2014	—	28	100.0
Hotels Without Comparable Results	10	12	16.7
Other ancillary hotel operations	3	6	50.0

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$106	$140	24.3

(a)	Same-Store Owned Hotel results exclude nine hotels sold or closed, two leased hotels converted to managed or franchised hotels and four hotels without comparable results for the three months ended March 31, 2015.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Three Months Ended March 31,

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2015	2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS
REVPAR ($)	116.67	114.55	1.9%	125.69	118.80	5.8%	107.00	109.99	-2.7%
ADR ($)	173.11	175.24	-1.2%	175.48	170.11	3.2%	170.21	181.58	-6.3%
Occupancy (%)	67.4%	65.4%	2.0	71.6%	69.8%	1.8	62.9%	60.6%	2.3

SHERATON
REVPAR ($)	96.73	97.00	-0.3%	104.12	99.44	4.7%	89.11	94.49	-5.7%
ADR ($)	147.82	151.10	-2.2%	149.61	145.44	2.9%	145.71	157.76	-7.6%
Occupancy (%)	65.4%	64.2%	1.2	69.6%	68.4%	1.2	61.2%	59.9%	1.3

WESTIN
REVPAR ($)	135.06	129.56	4.2%	136.93	128.91	6.2%	131.40	130.83	0.4%
ADR ($)	187.18	186.02	0.6%	186.82	181.00	3.2%	187.92	196.52	-4.4%
Occupancy (%)	72.2%	69.6%	2.6	73.3%	71.2%	2.1	69.9%	66.6%	3.3

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	208.84	204.68	2.0%	318.19	298.98	6.4%	167.62	169.09	-0.9%
ADR ($)	320.98	327.54	-2.0%	424.60	408.48	3.9%	273.27	289.28	-5.5%
Occupancy (%)	65.1%	62.5%	2.6	74.9%	73.2%	1.7	61.3%	58.5%	2.8

LE MERIDIEN
REVPAR ($)	117.86	121.56	-3.0%	175.31	171.85	2.0%	108.64	113.50	-4.3%
ADR ($)	183.21	193.32	-5.2%	225.54	226.55	-0.4%	174.72	186.68	-6.4%
Occupancy (%)	64.3%	62.9%	1.4	77.7%	75.9%	1.8	62.2%	60.8%	1.4

W
REVPAR ($)	230.75	221.52	4.2%	231.76	217.50	6.6%	229.09	228.19	0.4%
ADR ($)	299.36	300.39	-0.3%	293.30	284.54	3.1%	310.13	329.46	-5.9%
Occupancy (%)	77.1%	73.7%	3.4	79.0%	76.4%	2.6	73.9%	69.3%	4.6

FOUR POINTS
REVPAR ($)	71.52	70.03	2.1%	77.04	72.77	5.9%	65.15	66.86	-2.6%
ADR ($)	112.46	114.27	-1.6%	113.59	111.08	2.3%	110.94	118.54	-6.4%
Occupancy (%)	63.6%	61.3%	2.3	67.8%	65.5%	2.3	58.7%	56.4%	2.3

ALOFT
REVPAR ($)	79.62	69.96	13.8%	97.02	86.33	12.4%	50.90	42.93	18.6%
ADR ($)	116.35	111.24	4.6%	132.51	122.14	8.5%	84.09	85.82	-2.0%
Occupancy (%)	68.4%	62.9%	5.5	73.2%	70.7%	2.5	60.5%	50.0%	10.5

(1)	Includes same-store Owned, managed and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Three Months Ended March 31,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	116.67	114.55	1.9%	130.71	129.42	1.0%
ADR ($)	173.11	175.24	-1.2%	194.76	199.31	-2.3%
Occupancy (%)	67.4%	65.4%	2.0	67.1%	64.9%	2.2

AMERICAS
REVPAR ($)	124.67	117.94	5.7%	159.80	151.69	5.3%
ADR ($)	175.79	170.85	2.9%	219.06	213.47	2.6%
Occupancy (%)	70.9%	69.0%	1.9	72.9%	71.1%	1.8

North America
REVPAR ($)	125.69	118.80	5.8%	163.32	155.16	5.3%
ADR ($)	175.48	170.11	3.2%	221.09	215.59	2.6%
Occupancy (%)	71.6%	69.8%	1.8	73.9%	72.0%	1.9

Latin America
REVPAR ($)	114.96	109.79	4.7%	134.31	126.59	6.1%
ADR ($)	179.04	178.79	0.1%	202.66	196.30	3.2%
Occupancy (%)	64.2%	61.4%	2.8	66.3%	64.5%	1.8

ASIA PACIFIC
REVPAR ($)	98.06	98.91	-0.9%	100.28	100.64	-0.4%
ADR ($)	154.35	162.15	-4.8%	158.50	166.20	-4.6%
Occupancy (%)	63.5%	61.0%	2.5	63.3%	60.6%	2.7

Greater China
REVPAR ($)	87.27	88.83	-1.8%	86.51	87.96	-1.6%
ADR ($)	148.65	158.60	-6.3%	147.34	157.33	-6.3%
Occupancy (%)	58.7%	56.0%	2.7	58.7%	55.9%	2.8

Rest of Asia Pacific
REVPAR ($)	113.61	113.46	0.1%	131.02	128.99	1.6%
ADR ($)	161.19	166.36	-3.1%	178.42	181.84	-1.9%
Occupancy (%)	70.5%	68.2%	2.3	73.4%	70.9%	2.5

EAME
REVPAR ($)	118.02	126.90	-7.0%	126.72	134.58	-5.8%
ADR ($)	192.18	212.71	-9.7%	201.27	220.37	-8.7%
Occupancy (%)	61.4%	59.7%	1.7	63.0%	61.1%	1.9

Europe
REVPAR ($)	104.73	116.97	-10.5%	114.90	126.41	-9.1%
ADR ($)	174.50	204.48	-14.7%	184.52	214.33	-13.9%
Occupancy (%)	60.0%	57.2%	2.8	62.3%	59.0%	3.3

Africa & Middle East
REVPAR ($)	142.80	145.36	-1.8%	143.47	146.12	-1.8%
ADR ($)	223.11	226.33	-1.4%	224.42	228.23	-1.7%
Occupancy (%)	64.0%	64.2%	-0.2	63.9%	64.0%	-0.1

(1)	Includes same-store Owned, managed, and franchised hotels
(2)	Includes same-store Owned and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results—Same Store

For the Three Months Ended March 31,

UNAUDITED

	Worldwide			North America			International
	2015	2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS	32 Hotels			12 Hotels			20 Hotels
REVPAR ($)	168.81	164.14	2.8%	188.52	179.58	5.0%	142.80	143.73	-0.6%
ADR ($)	234.57	239.43	-2.0%	250.97	246.83	1.7%	210.61	228.15	-7.7%
Occupancy (%)	72.0%	68.6%	3.4	75.1%	72.8%	2.3	67.8%	63.0%	4.8

Total Revenues*	299,881	289,965	3.4%	195,766	184,939	5.9%	104,115	105,026	-0.9%
Total Expenses*	248,070	243,012	-2.1%	155,207	149,317	-3.9%	92,863	93,694	0.9%

*	Revenues and Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended March 31,

UNAUDITED ($ millions)

	Worldwide
	2015	2014	Variance	% Variance
Management Fees
Base Fees	85	86	(1)	(1.2)%
Incentive Fees	48	49	(1)	(2.0)%

Total Management Fees	133	135	(2)	(1.5)%

Franchise Fees	58	53	5	9.4%

Total Management and Franchise Fees (Core Fees)	191	188	3	1.6%

Other Management and Franchise Revenues (1)	45	53	(8)	(15.1)%

Total Management and Franchise Revenues	236	241	(5)	(2.1)%

Other	4	7	(3)	(42.9)%

Management Fees, Franchise Fees and Other Income	240	248	(8)	(3.2)%

(1)	Other Management and Franchise Revenues primarily includes the amortization of the deferred gains of approximately $22 million in 2015 and $21 million in 2014 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Three Months Ended March 31,

UNAUDITED ($ millions)

	2015	2014	$ Variance	% Variance
Originated Sales Revenues (1)—Vacation Ownership Sales	83	84	(1)	(1.2%)
Other Sales and Services Revenues (2)	100	87	13	14.9%
Deferred Revenues—Percentage of Completion	1	(14)	15	n/m
Deferred Revenues—Other (3)	2	2	—	—

Vacation Ownership Sales and Services Revenues	186	159	27	17.0%
Residential Sales and Services Revenues (4)	1	15	(14)	(93.3%)

Total Vacation Ownership & Residential Sales and Services Revenues	187	174	13	7.5%

Originated Sales Expenses (5)—Vacation Ownership Sales	64	66	2	3.0%
Other Expenses (6)	69	64	(5)	(7.8%)
Deferred Expenses—Percentage of Completion	1	(8)	(9)	n/m
Deferred Expenses—Other	3	3	—	—

Vacation Ownership Expenses	137	125	(12)	(9.6%)
Residential Expenses (4)	—	3	3	100.0%

Total Vacation Ownership & Residential Expenses	137	128	(9)	(7.0%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2015 and 2014, includes $0 and $13 million of revenues and $0 and $3 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotels without Comparable Results & Other Selected Items

As of March 31, 2015

UNAUDITED ($ millions)

Owned Hotels without comparable results in 2015 and 2014:

Hotel	Location
Element Denver Park Meadows	Denver, CO
The Westin Excelsior, Florence	Florence, Italy
The Westin Resort & Spa, Los Cabos	Los Cabos, Mexico
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico

Owned Hotels sold in 2014:

Hotel	Location
Aloft Philadelphia Airport	Philadelphia, PA
Aloft Tucson University	Tucson, AZ
Four Points by Sheraton Philadelphia Airport	Philadelphia, PA
Sheraton Ambassador Hotel	Monterrey, Mexico
Sheraton on the Park	Sydney, Australia
Sheraton Santa Maria de El Paular	Madrid, Spain
Sheraton Suites Philadelphia Airport	Philadelphia, PA
The Park Lane Hotel	London, England
The St. Regis Bal Harbour Resort	Miami Beach, FL
The St. Regis Rome	Rome, Italy
The Westin Dublin Hotel	Dublin, Ireland

Revenues and Expenses Associated with Hotels Sold in 2015 and 2014: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2014:
2014
Revenues	$50	$44	$37	$20	$151
Expenses (excluding depreciation)	$38	$31	$27	$12	$108

Hotels Sold in 2015:
2015
Revenues	—	—	—	—	—
Expenses (excluding depreciation)	—	—	—	—	—

2014
Revenues	—	—	—	—	—
Expenses (excluding depreciation)	—	—	—	—	—

(1)	Results consist of nine hotels sold or closed in 2014 and two leased hotels converted to managed or franchised hotels in 2014. These amounts are included in the revenues and expenses from owned, leased, and consolidated joint venture hotels in the statements of income for 2015 and 2014.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three Months Ended March 31,

UNAUDITED ($ millions)

2015
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	12
Corporate/IT	18

Subtotal	30
Net capital expenditures for Vacation Ownership inventory (2)	9
Development Capital	34

Total Capital Expenditures	73

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $31 million in the three months ended March 31, 2015, less cost of sales of $22 million in the three months ended March 31, 2015.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2015 Divisional Hotel Inventory Summary by Ownership by Brand

As of March 31, 2015

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	9	5,793	5	3,328	4	2,465	1	264	—	—	1	264	2	358	2	358	—	—	12	6,415
Westin	5	2,734	2	1,832	3	902	1	273	—	—	1	273	2	487	2	487	—	—	8	3,494
Four Points	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
W	1	509	1	509	—	—	—	—	—	—	—	—	2	665	2	665	—	—	3	1,174
Luxury Collection	2	824	1	643	1	181	—	—	—	—	—	—	5	577	5	577	—	—	7	1,401
St. Regis	2	498	2	498	—	—	1	160	—	—	1	160	1	100	1	100	—	—	4	758
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Element	1	123	1	123	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	123
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135

Total Owned	21	10,616	13	7,068	8	3,548	3	697	—	—	3	697	12	2,187	12	2,187	—	—	36	13,500

Managed & UJV
Sheraton	48	27,144	30	23,327	18	3,817	96	36,254	64	27,524	32	8,730	74	21,229	42	11,879	32	9,350	218	84,627
Westin	52	26,849	49	25,963	3	886	37	12,450	20	7,047	17	5,403	15	4,925	10	3,586	5	1,339	104	44,224
Four Points	4	538	—	—	4	538	32	9,080	22	6,527	10	2,553	12	2,397	4	499	8	1,898	48	12,015
W	28	8,268	24	7,511	4	757	10	2,741	4	1,465	6	1,276	5	941	4	499	1	442	43	11,950
Luxury Collection	11	1,938	4	1,648	7	290	12	2,478	6	1,306	6	1,172	25	4,685	20	3,095	5	1,590	48	9,101
St. Regis	12	2,347	9	1,899	3	448	9	2,307	6	1,657	3	650	9	1,973	5	806	4	1,167	30	6,627
Le Meridien	5	879	4	719	1	160	28	7,581	9	3,131	19	4,450	42	12,525	15	4,991	27	7,534	75	20,985
Aloft	1	180	—	—	1	180	12	3,071	9	2,101	3	970	4	943	3	535	1	408	17	4,194
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	1	250	—	—	1	250	1	250

Total Managed & UJV	161	68,143	120	61,067	41	7,076	236	75,962	140	50,758	96	25,204	187	49,868	103	25,890	84	23,978	584	193,973

Franchised
Sheraton	175	51,313	161	47,808	14	3,505	13	6,128	3	1,836	10	4,292	20	5,128	18	4,725	2	403	208	62,569
Westin	75	24,309	68	22,024	7	2,285	8	2,531	1	288	7	2,243	6	1,850	6	1,850	—	—	89	28,690
Four Points	130	19,800	115	17,700	15	2,100	10	1,668	1	126	9	1,542	7	1,085	7	1,085	—	—	147	22,553
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	14	2,570	10	2,084	4	486	12	3,168	—	—	12	3,168	14	2,119	14	2,119	—	—	40	7,857
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	17	3,864	16	3,753	1	111	5	1,209	1	160	4	1,049	2	275	2	275	—	—	24	5,348
Aloft	69	10,389	65	9,655	4	734	6	1,001	—	—	6	1,001	1	116	1	116	—	—	76	11,506
Element	15	2,366	15	2,366	—	—	—	—	—	—	—	—	1	133	1	133	—	—	16	2,499
Other	1	235	1	235	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	235

Total Franchised	496	114,846	451	105,625	45	9,221	54	15,705	6	2,410	48	13,295	51	10,706	49	10,303	2	403	601	141,257

Systemwide
Sheraton	232	84,250	196	74,463	36	9,787	110	42,646	67	29,360	43	13,286	96	26,715	62	16,962	34	9,753	438	153,611
Westin	132	53,892	119	49,819	13	4,073	46	15,254	21	7,335	25	7,919	23	7,262	18	5,923	5	1,339	201	76,408
Four Points	134	20,338	115	17,700	19	2,638	42	10,748	23	6,653	19	4,095	19	3,482	11	1,584	8	1,898	195	34,568
W	29	8,777	25	8,020	4	757	10	2,741	4	1,465	6	1,276	7	1,606	6	1,164	1	442	46	13,124
Luxury Collection	27	5,332	15	4,375	12	957	24	5,646	6	1,306	18	4,340	44	7,381	39	5,791	5	1,590	95	18,359
St. Regis	14	2,845	11	2,397	3	448	10	2,467	6	1,657	4	810	10	2,073	6	906	4	1,167	34	7,385
Le Meridien	22	4,743	20	4,472	2	271	33	8,790	10	3,291	23	5,499	44	12,800	17	5,266	27	7,534	99	26,333
Aloft	70	10,569	65	9,655	5	914	18	4,072	9	2,101	9	1,971	5	1,059	4	651	1	408	93	15,700
Element	16	2,489	16	2,489	—	—	—	—	—	—	—	—	1	133	1	133	—	—	17	2,622
Other	2	370	2	370	—	—	—	—	—	—	—	—	1	250	—	—	1	250	3	620
Vacation Ownership	15	7,662	14	7,082	1	580	—	—	—	—	—	—	—	—	—	—	—	—	15	7,662

Total Systemwide	693	201,267	598	180,842	95	20,425	293	92,364	146	53,168	147	39,196	250	62,761	164	38,380	86	24,381	1,236	356,392

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of March 31, 2015

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	6	3,079	—	712	3,791
Westin	10	9	9	1,676	412	43	2,131
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	—	99

Total SVO, Inc.	22	21	16	4,916	412	755	6,083

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	23	22	17	5,114	412	755	6,281

Total Intervals Including UJV’s (7)				265,928	21,424	39,260	326,612

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces
(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.
(7)	Assumes 52 intervals per unit.